EXHIBIT 2.3


                                                            EXECUTION COPY













                            STOCK PURCHASE AGREEMENT


                                 By and Between


              CHURCHILL DOWNS LOUISIANA VIDEO POKER COMPANY, L.L.C.
                                   (Purchaser)



                                       And



                                STEVEN M. RITTVO
                                 RALPH CAPITELLI
                               T. CAREY WICKER III

                                       And

                            LOUISIANA VENTURES, INC.
                                    (Sellers)






                          Dated as of October 14, 2004



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                                                              EXECUTION COPY

                                TABLE OF CONTENTS

                                                                         PAGE

RECITALS....................................................................1

DEFINITIONS.................................................................1

ARTICLE 1 SALE AND PURCHASE OF SHARES; CLOSING..............................4
Section 1.01  Sale of Stock.................................................4
Section 1.02  Purchase Price................................................4
Section 1.03  Reimbursements................................................4
Section 1.04  Closing.......................................................4
Section 1.05  Payment and Closing Deliveries................................5
Section 1.06  Dividends Prior To Closing....................................6
Section 1.07  Right to Revenues; Risk of Loss...............................7

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLERS.........................7
Section 2.01  Ownership.....................................................7
Section 2.02  Authority; Enforceability.....................................7
Section 2.03  Organization; Authority.......................................8
Section 2.04  Subsidiaries..................................................8
Section 2.05  Capital Stock.................................................8
Section 2.06  Title to Stock, Liens, Etc....................................9
Section 2.07  Consents and Approvals; Conflicts.............................9
Section 2.08  Financial Statements..........................................9
Section 2.09  Absence of Certain Changes....................................9
Section 2.10  Legal Proceedings; Etc........................................10
Section 2.11  Permits; Compliance With Laws.................................10
Section 2.12  Title to Property; Condition of Property;
              Real Property Leases, Etc.....................................11
Section 2.13  Environmental Matters.........................................12
Section 2.14  Insurance.....................................................12
Section 2.15  Contracts.....................................................13
Section 2.16  Employees.....................................................14
Section 2.17  Employee Benefit Plans........................................14
Section 2.18  Labor Relations...............................................16
Section 2.19  Potential Conflicts of Interest...............................17
Section 2.20  Patents, Trademarks, Etc......................................17
Section 2.21  Accounts Receivable...........................................17
Section 2.22  Taxes.........................................................17
Section 2.23  Indebtedness..................................................19
Section 2.24  Officers and Directors, Bank Accounts,
              Signing Authority, Powers of Attorney.........................19
Section 2.25  Minute Books, Etc.............................................19
Section 2.26  Broker........................................................20
Section 2.27  Accuracy of Representations and Warranties....................20


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Section 2.28  Effectiveness of Representations and Warranties...............20

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................20
Section 3.01  Organization of Purchaser.....................................20
Section 3.02  Authority; Enforceability.....................................20
Section 3.03  Consents and Approvals; Conflicts.............................20
Section 3.04  Investment Representation.....................................21
Section 3.05  No Representations and Warranties; Conduct of Due Diligence...21
Section 3.06  Brokerage Fees................................................21
Section 3.07  Securities Act Representations................................21
Section 3.08  Effectiveness of Representations and Warranties...............22

ARTICLE 4 PRE-CLOSING COVENANTS.............................................22
Section 4.01  Legal Requirements............................................22
Section 4.02  Access To Properties and Records..............................22
Section 4.03  Conduct of Business...........................................22
Section 4.04  Public Statements.............................................24

ARTICLE 5 CLOSING CONDITIONS................................................24
Section 5.01  Conditions Applicable To All Parties..........................24
Section 5.02  Conditions To Obligations of Purchaser........................24
Section 5.03  Conditions to Obligations of Sellers..........................26

ARTICLE 6 POST-CLOSING COVENANTS............................................27
Section 6.01  General.......................................................27
Section 6.02  Employee Retention............................................27
Section 6.03  Non-competition...............................................28
Section 6.04  Alliance Gaming Corporation 401K Profit Sharing Plan..........30

ARTICLE 7 TERMINATION AND AMENDMENT.........................................30
Section 7.01  Termination...................................................30
Section 7.02  Effect of Termination.........................................30
Section 7.03  Amendment.....................................................31
Section 7.04  Extension; Waiver.............................................31

ARTICLE 8 TAX MATTERS.......................................................31
Section 8.01  Additional Definitions........................................31
Section 8.02  Preparation and Filing of Tax Returns.........................31
Section 8.03  Sellers' Contest Rights.......................................32
Section 8.04  Purchaser's Contest Rights....................................32
Section 8.05  Notification Requirements.....................................33
Section 8.06  Cooperation...................................................33
Section 8.07  Retention of Data and Documentation...........................33
Section 8.08  Tax Audit Costs...............................................34
Section 8.09  Tax Sharing Agreements........................................34
Section 8.10  Returns for Periods Through the Closing Date..................34
Section 8.11  Carrybacks....................................................34

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Section 8.12  Retention of Carryovers.......................................34

ARTICLE 9 INDEMNIFICATION; REMEDIES.........................................34
Section 9.01  Indemnification By Sellers....................................34
Section 9.02  Indemnification By Purchaser..................................35
Section 9.03  Notice and Defense of Third Party Claims......................35
Section 9.04  Exclusive Remedy..............................................36

ARTICLE 10 MISCELLANEOUS....................................................36
Section 10.01 Confidentiality...............................................36
Section 10.02 Survival of Representations, Warranties and Agreements........37
Section 10.03 Notices.......................................................37
Section 10.04 Headings; Gender..............................................38
Section 10.05 Entire Agreement; No Third Party Beneficiaries................39
Section 10.06 Governing Law.................................................39
Section 10.07 Assignment....................................................39
Section 10.08 Severability..................................................39
Section 10.09 Counterparts..................................................39
Section 10.10 Expenses......................................................39
Section 10.11 Amendments and Waivers........................................39
Section 10.12 Construction..................................................40
Section 10.13 Understanding.................................................40
Section 10.14 Arbitration...................................................40

ARTICLE 11 INTERVENORS......................................................40
Section 11.01 Spousal Consent...............................................40

                                  EXHIBIT INDEX

Exhibit A-                 Operating Agreement dated March 9, 1992
                           Addendum dated November 9, 1995
                           Second Addendum dated November 1, 2001
                           Third Addendum dated December 4, 2001
                           Fourth Addendum dated April 30, 2003

Exhibit B -                Form of Escrow Agreement

Exhibit C -                Adam and Reese LLP Opinion

Exhibit D -                LHBPA Release

Exhibit E -                Krantz Release

Exhibit F -                Withdrawal of Objection to Assignment

Exhibit G -                Spousal Consent


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                            STOCK PURCHASE AGREEMENT



         THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of the day of the 14th day of October, 2004 by and between Churchill Downs Louisiana Video Poker Company, L.L.C., a Louisiana limited liability company, ("Purchaser"); STEVEN M. RITTVO, RALPH CAPITELLI and T. CAREY WICKER III, all Louisiana residents, and LOUISIANA VENTURES, INC., a Nevada corporation ("LVI") (each a "Seller" and all collectively "Sellers").

                                    RECITALS

         WHEREAS, Sellers are the owners of all of the issued and outstanding shares of all classes of common stock of Video Services, Inc., a Louisiana corporation ("VSI");

         WHEREAS, VSI is engaged in the business of selecting, owning, installing, operating and maintaining video poker devices and other electronic gaming machines at the Fair Grounds Race Course and at off-track betting parlors operated in the greater New Orleans, Louisiana area, by or under the auspices of the Fair Grounds Race Course (the "Business"); and

         WHEREAS, Sellers desire to sell to Purchaser and Purchaser desires to purchase from Sellers, all of the issued and outstanding shares of common stock of VSI for the consideration and subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements set forth herein, and in reliance upon the representations and warranties contained herein, Purchaser and Sellers do now agree as follows:

                                   DEFINITIONS

         In addition to the other defined terms used herein, as used in this Agreement, the following terms when capitalized shall have the meanings indicated herein. All defined terms shall include the singular and the plural.

         (a) "AFFILIATE" shall mean with respect to any specified Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

         (b) "APPLICABLE LAW" shall mean any statute, law, rule or regulation or any judgment, order, writ, injunction or decree of any Governmental Entity to which a specified Person or its property is subject.

         (c) "BANKROLL AMOUNT" shall mean $824,000 (representing the imprest bank balances) plus the Undeposited Net Win as of 2:01 A.M. on the Closing Date.

         (c) "CHANGE OF CONTROL"  shall be deemed to have  occurred upon (i) the

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consummation  of a tender for or purchase of more than fifty  percent (50%) of a company's capital stock by a third party, (ii) a merger, consolidation or recapitalization of a company such that the stockholders of the company immediately prior to the consummation of such transaction possess less than fifty percent (50%) of the voting securities of the surviving entity immediately after the transaction (determined on a fully-diluted basis assuming the conversion of all convertible securities of such Person), or (iii) the sale, lease or other disposition of all or substantially all of the assets of a company.

         (d) "CLOSING" shall mean the consummation of the Purchase (as defined in Section 1.01) and the other transactions contemplated by this Agreement.

         (e) "CLOSING DATE" shall mean the date on which the Closing occurs.

         (f) "DISCLOSURE LETTER" shall mean that certain Disclosure Letter delivered to Purchaser by Sellers on or before October 14th, 2004, the purpose of which is to disclose certain matters related to this Agreement.

         (g) "ENCUMBRANCES" shall mean adverse claims, pledges, liens, defects, leases, licenses, equities, conditional sales contracts, charges, claims, encumbrances, security interests, easements, restrictions, chattel mortgages, mortgages or deeds of trust, of any kind or nature whatsoever, and any preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attribute of ownership.

         (h) "GOVERNMENTAL ENTITY" shall mean any court or tribunal in any jurisdiction or any public, governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality.

         (i) "INDEBTEDNESS" shall mean, as applied to any Person, (i) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (ii) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other security,
(iii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (iv) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (v) all pre-Closing obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (vi) any liability of such Person in respect of banker's acceptances or letters of credit, (vii) any liability in respect of interest, fees or other charges in respect of any indebtedness referred to a clauses (i) through (vi) above, (viii) all indebtedness referred to in clauses
(i) through (vii) above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss and (ix) all other accrued liabilities that appear on the Balance Sheet.

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         (j) "IRS" shall mean the United States Internal Revenue Service.

         (k) "KNOWLEDGE" (including, without limitation, the terms "KNOW", "KNOWING", "KNOWLEDGE", "BEST KNOWLEDGE", or "TO THE BEST KNOWLEDGE OF") shall mean with respect to each Seller the actual knowledge of such Seller, or where applicable, their officers or directors, without independent investigation.

         (l) "LEASES" shall mean any executory lease to which VSI is subject, having future rental payments of more than $5,000 in the aggregate and any executory lease to which VSI is subject where the future rental payments under such lease, when aggregated with the future rental payments under all other executory leases to which VSI is a party, are more than $10,000 in the aggregate, all shown on Section 2.12(d) of the Disclosure Letter.

         (m) "MATERIAL ADVERSE EFFECT" shall mean any circumstance, change in, or effect on the Business that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business, is materially adverse to the Business, operations, results of operations or financial condition of VSI excluding from the foregoing any event, change or circumstance arising out of
(i) the compliance by VSI with the terms and conditions of this Agreement, (ii) general economic or financial conditions which are not unique to VSI but also affect other Persons who participate or are engaged in the lines of business in which VSI participates or is engaged, or (iii) changes resulting from acts of terrorism or acts of war or escalation of hostilities, whether occurring within or outside the United States, or any effect of any such acts of hostilities on general economic or other conditions.

         (n) "OPERATING AGREEMENT" shall mean the agreement between VSI and Fair Grounds Corporation, Jefferson Downs Corporation and Finish Line Management Corporation dated March 9, 1992, as amended, attached as Exhibit "A", in globo.

         (o) "PARTY" shall mean singularly one of the persons or plurally two or more of the persons executing this Agreement.

         (p) "PERSON" shall mean an individual, firm, corporation, general or limited partnership, limited liability company, limited liability partnership, joint venture, trust, governmental authority or body, association, unincorporated organization or other entity.

         (q) "PROCEEDINGS" shall mean any suit, action, proceeding, dispute or claim before or investigation by any Governmental Entity.

         (r) "STOCK" shall mean, collectively, all of the authorized, issued and outstanding shares of Class A (non-voting) common stock, no par value per share, and all of the authorized, issued and outstanding shares of Class B (voting) common stock, no par value per share, of VSI representing 100% of the aggregate authorized, issued and outstanding capital stock, voting and non-voting, of VSI.

         (s) "TAX" shall mean any federal, state, local or foreign income, gross receipt,

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license,  net equity payroll,  payroll,  employment  excise,  severance,  stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss. 59A), custom duties, capital stock, franchise, import and export, profits, withholding, social security, unemployment, disability, real property, personal property, intangible property, sales, use, transfer, registration, value added, alternative, or add-on-minimum, estimated, or other government tax, duty, fee or charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         (t) "UNDEPOSITED NET WIN" shall mean the amount of all of VSI's gross deposits less all fully paid payouts, to the extent that such amount has not been deposited in VSI's bank accounts as of 2:01 A.M. on the Closing Date.

         (t) "VSI GROUP" shall mean VSI and all entities included in any affiliated group with VSI for which consolidated or combined Tax Returns were filed or are or were required to be filed.

                                    ARTICLE 1
                      SALE AND PURCHASE OF SHARES; CLOSING

         SECTION 1.01 SALE OF STOCK. Subject to the terms and conditions herein stated, at the Closing Sellers shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from Sellers, all of the Stock, all with full warranty of title and free and clear of all Encumbrances, in exchange for the payment of the Purchase Price described below (the "PURCHASE").

         SECTION 1.02 PURCHASE PRICE. Purchaser shall pay to Sellers, as the purchase price for the Stock, an aggregate amount of Four Million Dollars ($4,000,000) (the "PURCHASE PRICE"), pursuant to the payment instructions, percentages and wire instructions attached as Section 1.02 of the Disclosure Letter.

         SECTION 1.03 REIMBURSEMENTS. The Purchaser shall, at Closing, reimburse Sellers as follows (collectively, the "REIMBURSEMENTS").

         (a) Purchaser shall reimburse Sellers for the cost of all licenses and permits paid by VSI for the year 2004-2005 as set forth on Section 1.03(a) of the Disclosure Letter.

         (b) Purchaser shall reimburse Sellers for the pro rata share of all taxes or other fees paid by or on behalf of VSI prior to Closing as set forth on
Section 1.03(b) of the Disclosure Letter.

         SECTION 1.04 CLOSING. Subject to satisfaction or waiver of the conditions specified in Article 5 hereof, the Closing shall take place at 10:00 am. local time on October 14, 2004 at the law offices of Lemle & Kelleher, 21st Floor, 601 Poydras Street, New Orleans, Louisiana 70130 or at such other time and place as Purchaser and Sellers may agree.

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         SECTION 1.05 PAYMENT AND CLOSING DELIVERIES.

         At the Closing:

                  (a)      Purchaser  shall  have  caused  to be  delivered  the
                           Purchase Price by wire transfer of immediately available funds to Sellers in the percentage as set forth in Section 1.02 of the Disclosure Letter;

                  (b) Purchaser shall have caused to be delivered the amounts due as (i) Reimbursements by wire transfer of immediately available funds pursuant to the percentages and wire instructions attached as Section
                           1.02 of the Disclosure Letter hereto, and (ii) the Bankroll Amount by wire transfer of immediately available funds pursuant to the terms of Section 1.06;

                  (c) Sellers shall deliver to Purchaser (i) stock certificates representing the Stock duly endorsed in blank, or accompanied by stock powers duly executed in blank, in a form satisfactory to Purchaser, which shall transfer to Purchaser good title to the Stock free and clear of any Encumbrance, and (ii) written resignations of all officers and directors of VSI other than Fred Bergquist;

                  (d) Sellers shall have deposited into the sweep account designated to the state police as the account from which video poker taxes are to be paid, in immediately available funds, a sum sufficient to pay all video poker taxes due through the Closing Date;

                  (e) Sellers shall deliver the opinion of Adams and Reese LLP in substantially the form attached as Exhibit "C" hereto;

                  (f)      Sellers  shall and shall  cause  VSI to  execute  and
                           deliver to Purchaser a Mutual Release with the Louisiana Horsemen's Benevolent and Protective Association 1993, Inc. in substantially the form attached as Exhibit "D" hereto (the "LHBPA RELEASE");

                  (g) Purchaser shall deliver to Sellers counterparts to the LHBPA Release, executed by the Louisiana Horsemen's Benevolent and Protective Association 1993, Inc.;

                  (h) Sellers shall and shall cause VSI to execute and deliver to Purchaser a Mutual Release with Fair Grounds Corporation, Bryan G. Krantz, Vickie Krantz, Family Racing Venture, L.L.C., Gentilly Gaming, L.L.C., Finish Line Management Corp., Continental Advertising, Inc., F.G. Staffing Services, Inc. and Fair Grounds International Ventures, L.L.C. (collectively, the "KRANTZ PARTIES") in substantially the form attached as Exhibit "E" hereto (the "KRANTZ RELEASE");

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                  (i)      Purchaser  shall deliver to Sellers  counterparts  to
                           the Krantz Release, executed by the Krantz Parties;

                  (j) Sellers shall deliver to Purchaser a Withdrawal of Objection to Assignment and Assumption of Contract and Waiver of Cure in substantially the form attached as Exhibit "F" hereto; and

                  (k) Sellers and Purchaser shall (i) provide to the other such certificates, agreements and instruments as are required to be delivered under Article 5, (ii) provide to the others proof or indication of the satisfaction or waiver of the conditions set forth in
                           Article 5, and (iii) take such other action as is required to consummate the transactions contemplated by this Agreement.

         SECTION 1.06 INDEBTEDNESS; DIVIDENDS PRIOR TO CLOSING; POST-CLOSING PAYMENTS.

         (a) Sellers shall cause VSI to discharge all Indebtedness outstanding as of 10:00 A.M. on the Closing Date.

         (b) Sellers shall retain as earned income all cash on hand, including but not limited to cash in all bank accounts, cash in the change bank at each location and other miscellaneous cash that is used in the daily operation of VSI as of 2:01 A.M. on the Closing Date after the discharge of Indebtedness under
Section 1.06(a) (the "CASH ON HAND"). Sellers, with a representative of Purchaser present, will count down the final Cash on Hand in the cage and count rooms beginning at 8:00 A.M. on the Closing Date (the "FINAL CASH COUNT"). At the Closing, in the form of a cash dividend, (i) VSI shall disburse all of the available Cash on Hand MINUS $5,000 in petty cash MINUS the Bankroll Amount, to Sellers by immediately available funds pursuant to the terms of the Operating Agreement of VSI and Article 4, Section 4.1(b) of the Articles of Incorporation of VSI, all in the percentage allocation set forth on Section 1.06 of the Disclosure Letter, and (ii) Purchaser shall pay to Sellers the Bankroll Amount PLUS the Reimbursements plus $5,000 in petty cash by (A) making wire transfers of the Bankroll Amount minus the Undeposited Net Win PLUS the Reimbursements PLUS $5,000 in petty cash MINUS $500,000 as of the Closing to the Sellers in the percentage allocation set forth on Section 1.06 of the Disclosure Letter, (B) writing and delivering a check to each of the Sellers for the Seller's share of the Undeposited Net Win in the percentage allocation set forth in Section 1.06 of the Disclosure Letter, and (C) making a wire transfer of $500,000 as of the Closing to Adams & Reese, as escrow agent for the Sellers (the "ESCROW AGENT"), to be held by the Escrow Agent pursuant to the terms of this Section 1.06 (collectively, the "DIVIDEND").

         (c) The Escrow Agent shall retain the $500,000 for sixty days from the Closing Date in order to discharge any Indebtedness that was outstanding as of 10:00 A.M. on the Closing Date that was not discharged as of the Closing Date. LVI shall instruct the Escrow Agent, on the date that is sixty days from the Closing Date, to disburse any funds remaining in the escrow account to the Sellers by check or immediately available funds pursuant to the terms of the Operating Agreement of VSI and Article 4, Section 4.1(b) of

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


the Articles of Incorporation of VSI, all in the percentage allocation set forth on Section 1.06 of the Disclosure Letter.

         (d) In the event of any dispute between Sellers on the one hand and Purchaser on the other as to how the funds deposited into escrow should be disbursed, the Escrow Agent may retain all disputed funds until resolution of the dispute by the Parties or pursuant to Section 10.14. Seller, Purchasers and Escrow Agent will execute the Escrow Agreement substantially in the form attached hereto as Exhibit "B".

         SECTION 1.07 RIGHT TO REVENUES; RISK OF LOSS. Purchaser will be entitled to all VSI collections and will be subject to all payment and disbursement obligations and liabilities of VSI arising on and after 10:00 A.M. on the Closing Date regardless of the actual time of the Closing.

                                    ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each of the representations and warranties set forth herein shall be separate and independent, and, except as expressly provided herein, shall not be limited by reference to any other representation or warranty or anything else in this Agreement. Sellers individually represent and warrant, as provided for herein, to Purchaser as follows:

         SECTION 2.01 OWNERSHIP. Each Seller is, and at the Closing Date will be, the sole record and beneficial owner of the number of shares of the Stock, which are represented by the certificates bearing the numbers shown opposite their names in Section 2.05. Each Seller has and at the Closing Date will have good and marketable title to the shares of Stock registered in his or its name and the absolute right to deliver such shares of Stock in accordance with the terms of this Agreement, free and clear of all Encumbrances. The Stock is duly authorized, validly issued, fully paid and nonassessable, and was issued by VSI in compliance with federal and state securities laws. The transfer of the Stock to Purchaser in accordance with the terms of this Agreement will transfer good and marketable title to the Stock to Purchaser free and clear of all Encumbrances, restrictions, and claims of every kind.

         SECTION 2.02 AUTHORITY; Enforceability. Each Seller has the full legal right, power and authority to execute, deliver and perform this Agreement and the other documents, instruments and agreements contemplated hereby (collectively, the "TRANSACTION DOCUMENTS") to which any Seller is a party, to perform Sellers' obligations, as applicable, hereunder and thereunder, each in accordance with its respective terms, and to sell the Stock to Purchaser. Each of the Transaction Documents to which any Seller is a party has been duly authorized, executed and delivered by such Seller, or when executed will be duly authorized, executed and delivered by such Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles which may limit the availability of certain equitable remedies in certain instances.

         SECTION 2.03 ORGANIZATION; AUTHORITY. VSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Louisiana. VSI is duly qualified and in good standing as a foreign entity in all jurisdictions in which the character of the properties owned or leased or the nature of the activities conducted by it makes such qualification necessary. Complete and correct copies of the Articles of Incorporation and By-Laws of VSI and all amendments thereto are set forth on Section 2.03(a) of the Disclosure Letter. VSI has all requisite power and authority to own or lease and operate its properties and to carry on its business as such business is now conducted. VSI was organized, incorporated and began conducting business in 1992, and, except as disclosed on Section 2.03(b) of the Disclosure Letter, has been under the same management and ownership since that time. Except as disclosed on
Section 2.03 of the Disclosure Letter, neither Sellers nor VSI has ever operated the business conducted by VSI under a fictitious name.

         SECTION 2.04 SUBSIDIARIES. VSI has no subsidiaries, owns or holds of record and/or beneficially no shares of any class in the capital of any corporations, and owns no legal and/or beneficial interests in any partnerships, limited liability companies, business trusts or joint ventures or in any other unincorporated trade or business enterprises.

         SECTION 2.05 CAPITAL STOCK. The authorized capital stock of VSI consists exclusively of five hundred ten (510) shares of Class A (non-voting) common stock, no par value per share, and four hundred ninety (490) shares of Class B (voting) common stock, no par value per share. All of the authorized Stock has been issued, is outstanding and owned of record and beneficially by Sellers in the following amounts:

     SHAREHOLDER                  NO. OF SHARES                CERTIFICATE NO.
     -----------                  -------------                ---------------
Steven M. Rittvo                228.62 shares (Class A)              7
Ralph Capitelli                 140.69 shares (Class A)              5
T. Carey Wicker III             140.69 shares (Class A)              6
Louisiana Ventures, Inc.        490 shares (Class B)                 2

All of the authorized Class B shares are issued and outstanding and are owned by LVI which is a subsidiary of Foreign Gaming Ventures, Inc., a Nevada corporation which is a subsidiary of Alliance Gaming Corporation ("Alliance"). LVI represents and warrants that it has not created or granted, and there are no existing Encumbrances, options, warrants, calls, purchase rights, contracts, commitments, equities, claims, demands or other agreements or rights with respect to the capital stock of VSI owned by LVI, except as disclosed on Section
2.05 of the Disclosure Letter and there are no convertible or exchangeable securities of VSI outstanding which, upon conversion or exchange, would require the issuance of any shares of capital stock or other securities of VSI. The other Sellers represent and warrant that they have not created or granted, and there are no existing Encumbrances, options, warrants, calls, purchase rights, contracts, commitments, equities, claims, demands or other agreements or rights with respect to the capital stock of VSI held by such Sellers.

         SECTION 2.06 TITLE TO STOCK, LIENS, ETC. Sellers have, and as of the consummation of the Closing, Purchaser will have, sole record and beneficial ownership of all of the Stock, free and clear of any mortgage, lien, pledge, charge, security interest, Encumbrance, title retention agreement, option, equity or other adverse claim thereto.

         SECTION 2.07 CONSENTS AND APPROVALS;  CONFLICTS. Except as set forth in
Section 2.07 of the Disclosure Letter, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Sellers of the Transaction Documents or the consummation by Sellers of the transactions contemplated hereby. The execution and delivery of the Transaction Documents by Sellers and the consummation of the transactions contemplated hereby and thereby will not (a) violate or conflict with any provision of the Articles of Incorporation or By-Laws of VSI, each as amended to date; or (b) constitute a violation of, or be in conflict with, or constitute or create a default under, give rise to a right of termination of, or accelerate the performance required by, or result in the creation or imposition of any Encumbrance upon any property of VSI pursuant to
(i) any agreement or instrument to which VSI is a party or by which any of its properties is bound, or (ii) any statute, judgment, decree, order, regulation or rule of any court or governmental or regulatory authority. Neither the execution and delivery of this Agreement by Sellers, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any court order, consent decree, note, bond, mortgage, indenture, deed of trust, Lease, license, loan agreement, the articles of incorporation or bylaws of LVI or other instrument or obligation binding on Sellers or VSI or to which any Seller or VSI is subject or a party, or constitute a default thereunder, or result in the creation of any Encumbrance upon any of the assets of Sellers or VSI, except for any such conflict, breach, termination, acceleration, default or Encumbrance which would not have a Material Adverse Effect on (a) the business, assets or financial condition of VSI or (b) Sellers' ability to consummate any of the transactions contemplated hereby.

         SECTION 2.08 FINANCIAL STATEMENTS. LVI will deliver the following financial statements (the "FINANCIAL STATEMENTS") to Purchaser, and there are attached as Section 2.08 of the Disclosure Letter the audited balance sheets of VSI as of June 30, 2004 (such balance sheet as of being referred to herein as the "BALANCE SHEET"), and the unaudited balance sheet of VSI as of August 31, 2004 (such balance sheet as of being referred to herein as the "INTERIM BALANCE SHEET"), the related audited statements of income and cash flows of VSI for the fiscal year ended June 30, 2004 and the unaudited statements of income and cash flows for the period ended August 31, 2004. LVI represents and warrants that each of the Financial Statements has been prepared in accordance with GAAP, consistently applied, is true and correct and has been prepared consistently with VSI's past practices; each such balance sheet fairly and accurately presents the financial condition of VSI as of its respective date; and such statements of income and cash flows fairly and accurately present the results of operations for the periods covered thereby.

         SECTION 2.09 ABSENCE OF CERTAIN CHANGES. LVI represents and warrants that except as set forth on Section 2.09 of the Disclosure Letter, since August 31, 2004, VSI has carried on its business only in the ordinary course, and there has not been (a) any change in the assets, liabilities, sales, income or business of VSI or in its relationships with suppliers, customers or lessors, other than changes which were both in the ordinary course of business and have not been, either in any case or in the aggregate, materially adverse; (b) any capital expenditure, capital improvement or capital addition by VSI which in the aggregate exceeds $25,000, or any other acquisition or disposition by VSI of any asset or property other than in the ordinary course of business; (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting, either in any case or in the aggregate, the property or business of VSI; (d) any declaration, setting aside or payment of any dividend or any other distributions in respect of the shares of the capital stock of VSI;
(e) any issuance of any shares or option or right to acquire shares of capital stock of VSI or any direct or indirect redemption, purchase or other acquisition of any of the Stock; (f) any increase in the compensation, pension or other benefits payable or to become payable by VSI to any of its officers or employees, or any bonus payments or arrangements made to or with any of them (other than pursuant to the terms of any existing written agreement or plan of which the Purchaser has been supplied complete and correct copies); (g) any forgiveness or cancellation of any debt or claim by VSI or any waiver of any right of material value other than compromises of accounts receivable in the ordinary course of business; (h) any entry by VSI into any contract or transaction other than in the ordinary course of business; (i) any incurrence by VSI of any obligations or liabilities, whether absolute, accrued, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business; (j) any mortgage, pledge, lien, lease, security interest or other charge or encumbrance on any of the assets, tangible or intangible, of VSI; (k) any discharge or satisfaction by VSI of any lien or encumbrance, or payment by VSI of any obligation or liability (fixed or contingent) other than (i) current liabilities included in the Balance Sheet and
(ii) current liabilities incurred since the date of the Balance Sheet in the ordinary course of business, or (l) any amendment to VSI's articles of incorporation or bylaws.

         SECTION 2.10 LEGAL PROCEEDINGS; ETC. LVI represents and warrants that except as set forth in Section 2.10 of the Disclosure Letter, no action, suit, proceeding or investigation is pending or, to LVI's Knowledge, threatened against VSI or any Seller, nor is there any basis therefor known to LVI. The other Sellers represent, to such Seller's Knowledge, there is no action, suit, proceeding or investigation pending or threatened against any Seller, nor is there any basis therefor known to such Sellers.

         SECTION 2.11 PERMITS; COMPLIANCE WITH LAWS. To the Knowledge of each Seller, (a) VSI has all necessary permits, licenses and governmental authorizations (collectively the "LICENSES") for the lease, ownership, use or operations of its properties and assets and the carrying on of the business of VSI as presently conducted, (b) VSI has conducted its business in substantial compliance with and is in substantial compliance with all Applicable Laws, regulations, orders, permits, judgments, ordinances or decrees of all
Governmental   Entities  having   jurisdiction  over  VSI  and/or  its  business
operations, (c) there are no inquiries, pending or threatened, by any Governmental Entity that would have a Material Adverse Effect, (d) there will be no Material Adverse Effect as a result of the transactions hereunder or contemplated hereby, and (e) true and complete copies of such licenses have previously been delivered to Purchaser.

         SECTION 2.12 TITLE TO PROPERTY; CONDITION OF PROPERTY; REAL PROPERTY LEASES, ETC. LVI represents and warrants that:

         (a) Except as set forth in Section 2.12(a) of the Disclosure Letter, VSI has good and marketable title to all of its properties and assets, including, without limitation, all those reflected in the Balance Sheet (except for properties or assets sold or otherwise disposed of in the ordinary course of business since the date of the Balance Sheet), all free and clear of all liens, pledges, charges, security interests, Encumbrances or title retention agreements of any kind or nature.

         (b) Section 2.12(b) of the Disclosure Letter sets forth a complete and correct list of the following personal property of VSI: machinery, tools, computers and related software, office equipment, furnishings, vehicles, inventory, spare parts, any fixtures attached to real property leased to VSI, and any other tangible personal property (collectively, the "TANGIBLE ASSETs"). All of the Tangible Assets are available for use in VSI's business except for those items being serviced in the ordinary course of business. All of the Tangible Assets and the state of maintenance thereof are in compliance with all Applicable Laws, statutes, ordinances, rules and regulations. The Tangible Assets include all assets and properties that are necessary to conduct VSI's business as it is now being conducted. The spare parts are usable in the ordinary course of business and the value of the spare parts included in the Tangible Assets at the close of business on the Closing Date shall be at least as much as the value of the spare parts shown on Section 2.12(b) of the Disclosure Letter.

         (c) Section 2.12(c) of the Disclosure Letter sets forth by location a complete listing by serial number of all video poker gaming devices owned by VSI (the "Devices"). All of the Devices are owned by VSI free and clear of any Encumbrance, and are duly licensed and registered with the State of Louisiana.

         (d) Section 2.12(d) of the Disclosure Letter sets forth a complete and correct description of all Leases, including but not limited to, all real property leased to VSI and all leases of real property to which VSI is a party. Complete and correct copies of all such Leases have been delivered to Purchaser. Each such Lease is valid and subsisting and no event or condition exists which constitutes, or after notice or lapse of time or both would constitute, a default thereunder. The leasehold interests of VSI are subject to no lien or other encumbrance, and VSI is in quiet possession of the properties covered by such Leases. Neither any Seller nor VSI has received any notice that either the whole or any portion of such leased real property is to be condemned, requisitioned or otherwise taken by any public authority. Neither any Seller nor VSI has any Knowledge of any public improvements that may result in special assessments against or otherwise affect any of such leased real property. VSI does not presently own and has never owned any real property.

         SECTION 2.13 ENVIRONMENTAL MATTERS. LVI and, to their Knowledge, other Sellers represent and warrant that except as set forth on Section 2.13 of the Disclosure Letter:

         (a) VSI is not in violation of nor is there any alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation those arising under any federal, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "ENVIRONMENTAL LAWS");

         (b) Neither Sellers nor VSI has received notice from any third party, including without limitation any federal, state or local governmental authority,
(i) that VSI has been identified by the United States Environmental Protection Agency as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (CERCLA), with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substance as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) or any toxic substance, oil or hazardous material or other chemical or substance (including, without limitation, asbestos in any form, urea formaldehyde or polychlorinated biphenyls) regulated by any Environmental Laws ("HAZARDOUS SUBSTANCES") which VSI has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that VSI conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that VSI is or shall be a named party to any claim, action, cause of action, complaint, (contingent or otherwise) legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

         (c) (i) No portion of any real property, leased or operated by VSI has been used by VSI for the handling, manufacturing, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by VSI, no Hazardous Substances have been generated or are being used on any real property leased or operated by VSI except in accordance with applicable Environmental Laws; (iii) all real properties leased or operated by VSI are free from contamination of every kind through activities of VSI, including without limitation, groundwater, surface water, soil, sediment and air contamination, and such properties do not contain any Hazardous Substances; and (iv) there have been no releases (i.e., any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from any real property leased or operated by VSI except in accordance with applicable Environmental Laws.

         SECTION 2.14 INSURANCE. LVI represents and warrants that Section 2.14 of the Disclosure Letter lists all policies of fire, liability, workmen's compensation, life, property and casualty and other insurance owned or held by VSI. Such policies of insurance are maintained, to the best of Sellers' Knowledge, with financially sound and reputable insurance companies, funds or underwriters, and are of the kinds and cover such risks and are in such amounts and with such deductibles and exclusions as are consistent with prudent business practice. All such policies (a) are in full force and effect, (b) are sufficient for compliance by VSI with all requirements of law and all agreements to which VSI is a party, (c) provide that they will remain in full force and effect until the Closing Date. VSI is not in default with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any such insurance policies. No insurance carrier has denied coverage for any claim asserted by VSI in the past five years, nor has any insurance carrier declined to provide any coverage to VSI in the past five years.

         SECTION 2.15 CONTRACTS. LVI represents and warrants that Section 2.15 of the Disclosure Letter sets forth a complete and accurate list of (i) all material lease, maintenance, repair and service contracts and agreements of VSI with customers (collectively, the "CUSTOMER CONTRACTS"), and (ii) all other contracts to which VSI is a party or by or to which it or any of its assets or properties is bound or subject (collectively, the "OTHER CONTRACTS" and, collectively with the Customer Contracts, the "CONTRACTS"). As used in this
Section 2.15, the word "CONTRACT" means and includes every material agreement or understanding of any kind, written or oral, which is legally enforceable by or against VSI, and specifically includes (a) equipment leases; (b) telephone book listing agreements; (c) non-competition, non-solicitation or non-disclosure agreements; (d) manufacturers' warranties on tangible property; (e) cost sheets and bills of materials; (f) contracts and other agreements with any current or former officer, director, employee, consultant or shareholder or any partnership, corporation, joint venture or any other entity in which any such Person has an interest; (g) bonds or other security agreements provided by any party in connection with the business of VSI; (h) contracts and other agreements for the sale of any assets or properties of VSI other than in the ordinary course of business or for the grant to any Person of any preferential rights to purchase any of such assets or properties; (i) contracts or other agreements under which VSI agrees to indemnify any Person or to share Tax liability of any Person; (j) any contracts or other agreements with regard to Indebtedness; (k) contract to provide vision and dental coverage for employees of VSI; or (l) any other contract or other agreement whether or not made in the ordinary course of business. Sellers have delivered to Purchaser true, correct and complete copies of all of the Contracts, together with all modifications and supplements thereto. Each of the contracts listed on Section 2.15 of the Disclosure Letter or any of the other Sections of the Disclosure Letter is in full force and effect, VSI is not in breach of any of the provisions of any such contract, and, to the Knowledge of Sellers, no other party to any such contract is in default thereunder, nor does any event or condition exist which with notice or the passage of time or both would constitute a default thereunder. VSI has in all material respects performed all obligations required to be performed by it to date under each such contract. No approval or consent of any Person is needed in order that the contracts listed on Section 2.15 of the Disclosure Letter and other Sections of the Disclosure Letter continue in full force and effect following the consummation of the transactions contemplated by this Agreement, and no such contract includes any provision the effect of which may be to enlarge or accelerate any obligations of VSI thereunder or give additional rights to any other party thereto or will in any other way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. VSI is not a party to any franchise, license, distributor or other similar type of contract or agreement. VSI is not party to any contract or instrument nor subject to any restriction which now has or, to the best of Sellers' Knowledge may have, an adverse effect, financial or otherwise, upon VSI or its assets.

         SECTION 2.16 EMPLOYEES. LVI represents and warrants that Section 2.16 of the Disclosure Letter sets forth the name, title and current annual salary and other compensation payable by VSI to each employee of VSI.

         SECTION 2.17  EMPLOYEE BENEFIT PLANS. LVI represents and warrants that:

         (a) except for the arrangements set forth on Section 2.17(a) of the Disclosure Letter, VSI does not now maintain or contribute to, and has not in the current or preceding six (6) calendar years maintained or contributed to, any employee benefit plan or pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, agreement, understanding, practice, policy or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of VSI. Each of the arrangements set forth on
Section  2.17(a)  of the  Disclosure  Letter is  hereinafter  referred  to as an
"EMPLOYEE BENEFIT PLAN", except that any such arrangement which is a multi-employer plan shall be treated as an Employee Benefit Plan only for purposes of Sections 2.17(d)(iv), (vi) and (viii) and 2.17(g) below.

         (b) LVI has heretofore delivered to Purchaser true, correct and complete copies of each Employee Benefit Plan of VSI, and with respect to each such Employee Benefit Plan (i) any associated trust, custodial, insurance or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the six (6) preceding calendar years and
(iii) the most recently received IRS determination letters and any governmental advisory opinions or rulings.

         (c) Each Employee Benefit Plan is and has heretofore been maintained and operated in substantial compliance with the terms of such Employee Benefit Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all statutes, governmental or court orders, or governmental rules or regulations in effect from time to time, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended ("CODE") and applicable to such Employee Benefit Plan. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and nothing has occurred since the date of the last such determination which has resulted or is likely to result in the revocation of such determination. VSI is in compliance with the continuation coverage provisions of Part 6 of Title I of ERISA and
Section 4980B of the Code.

         (d) Except as set forth on Section 2.17(d) of the Disclosure Letter,

                  (i) there is no pending or threatened legal action, proceeding or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan or, to the best Knowledge of Sellers, any fiduciary or service provider thereof and, to the best Knowledge of Sellers, there is no basis for any such legal action, proceeding or investigation;

                  (ii) no liability (contingent or otherwise) to the Pension Benefit Guaranty Corporation ("PBGC") or any multi-employer plan has been incurred by either VSI or any affiliate thereof;

                  (iii) no reportable event, or event or condition which presents a material risk of termination by the PBGC, has occurred with respect to any Employee Benefit Plan, or any retirement Employee Benefit Plan of an affiliate of VSI, which is subject to Title IV of ERISA;

                  (iv) no Employee Benefit Plan, nor to the best Knowledge of LVI, any party in interest or fiduciary with respect thereof, has engaged in a prohibited transaction which could subject VSI directly or indirectly to any material liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code;

                  (v) no communication, report or disclosure has been made which, at the time made, did not accurately reflect the terms and operations of any Employee Benefit Plan;

                  (vi) no Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA) except as required to obtain favorable tax treatment therefor; provided, however, that any contribution required for such favorable tax treatment for any period through the Closing Date shall be considered part of the Indebtedness of VSI as of the Closing which Purchasers are obligated to discharge;

                  (vii) no benefits due under any Employee Benefit Plan have been forfeited subject to the possibility of reinstatement (which possibility would still exist at or after Closing) except to the extent of immaterial amounts as may be required under Section 411(a)(7)(C) of the Code; and

                  (viii) VSI has not undertaken to maintain any Employee Benefit Plan for any period of time and each such Employee Benefit Plan is terminable with respect to employees of VSI at the sole discretion of VSI without vesting or acceleration of any benefits, except vesting required under Section 411(a)(3) of the Code.

         (e) With respect to each Employee Benefit Plan for which a separate fund of assets is maintained, full payment has been made of all amounts that VSI is required, under the terms of each such Employee Benefit Plan, to have paid as contributions to that Employee Benefit Plan as of the end of the most recently ended plan year or plan quarter, if applicable, of that Employee Benefit Plan, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any such Employee Benefit Plan. Except as shown on Section 2.17(e) of the Disclosure Letter, the current value of the assets of each such funded Employee Benefit Plan, as of the end of the most recently ended plan year of that Employee Benefit Plan equaled or exceeded the current value of all accrued benefits under that Employee Benefit Plan; PROVIDED, HOWEVER, that any employer contributions shown on Section 2.17(e) of the Disclosure Letter or otherwise required in order to maintain the favorable tax qualification of such Employee Benefit Plan for any plan year ending on or before the Closing Date or, in the case of a plan year ending after the Closing Date, that portion of the plan year through the Closing Date shall be considered part of the Indebtedness of VSI as of the Closing which Purchasers are obligated to discharge unless such amounts have been paid as of the Closing Date;

         (f) The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant or employee of VSI or result in the vesting (except as may be required by Section 411 of the Code), acceleration of payment or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant or employee.

         (g) No Employee Benefit Plan is a multi-employer plan, and no Employee Benefit Plan is subject to any funding standard under Section 302 of ERISA or
Section 412 of the Code.

         (h) For purposes of this Section 2.17, "employee benefit plan", "multi-employer plan", "party in interest", "fiduciary", "current value", "accrued benefit", "reportable event" and "benefit liability" have the same meaning assigned such terms under Sections 3, 4043(b) or 4001(a) of ERISA, and "affiliate" means any entity which under Section 414 of the Code is treated as a single employer with VSI or any entity which under Section 4001(a)(14) of ERISA is treated as under common control with VSI.

         SECTION 2.18 LABOR RELATIONS. LVI represents and warrants that, (a) VSI is in compliance in all material respects, with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment, and is not engaged in any unfair labor practice, (b) there is no charge pending or, to LVI's Knowledge, threatened against VSI alleging unlawful discrimination in employment practices before any court or agency and there is no charge of or proceeding with regard to any unfair labor practice against VSI pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slow-down or work stoppage actually pending or to LVI's Knowledge threatened against or involving VSI, (d) none of the employees of VSI is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by VSI and (e) VSI has not experienced any work stoppage during the last five years.

         SECTION 2.19  POTENTIAL  CONFLICTS OF INTEREST.  Except as set forth on
Section 2.19 of the Disclosure Letter, no officer, director or stockholder of VSI (a) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of VSI; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which VSI is using or the use of which is necessary for the business of VSI; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, VSI, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under Employee Benefit Plans and similar matters and agreements.

         SECTION 2.20 PATENTS, TRADEMARKS, ETC. LVI represents and warrants that
Section 2.20 of the Disclosure Letter hereto sets forth a complete and accurate list of (a) all patents, trademarks, trade names and copyrights registered in the name of VSI or used or proposed to be used by VSI, all applications therefor, and all licenses (as licensee or licensor) and other agreements relating thereto, and (b) all material written agreements relating to other technology, know-how and processes which VSI is licensed or authorized by others to use or which VSI has licensed or authorized for use by others. Except to the extent set forth in Section 2.20 of the Disclosure Letter, VSI owns or has the right to use all patents, trademarks, trade names and copyrights, and has the right to use all technology, know-how and processes, used or necessary for the ordinary course of business as presently conducted or proposed to be conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such right. To LVI's Knowledge, (a) no claims have been asserted, and no claims are pending, by any Person regarding the use of any such patents, trademarks, trade names, copyrights, technology, know-how or processes, or challenging or questioning the validity or effectiveness of any license or agreement, and there is no basis for such claim and (b) the use by VSI of such patents, trademarks, trade names, copyrights, technology, know-how or processes in the ordinary course of business does not infringe on the rights of any Person.

         SECTION 2.21 ACCOUNTS RECEIVABLE. LVI represents and warrants that all accounts and notes receivable reflected on the Interim Balance Sheet have arisen in the ordinary course of business, represent valid obligations owing to VSI and have been collected or are in line for collection the aggregate recorded amounts thereof in accordance with their terms, net of the reserve for uncollected accounts set forth on the Interim Balance Sheet.

         SECTION 2.22  TAXES.

         (a) VSI and VSI Group have filed all Tax Returns that they were required to file. All such Tax Returns are true, correct and complete in all material respects. All Taxes owed by VSI and/or the VSI Group (whether or not shown on any Tax Return) have been paid. Neither VSI nor the VSI Group are currently the beneficiaries of any extension of time within which to file any Tax Return. No claims have ever been made by an authority in a jurisdiction where VSI and or the VSI Group has not or does not file Tax Returns that they may be subject to taxation by that jurisdiction. There are no security interests or liens on any of the assets of either VSI or any member of the VSI Group that arose in connections with the failure (or alleged failure) to pay any Tax.

         (b) VSI and the VSI Group have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

         (c) No director or officer (or employee responsible for Tax matters) of any of VSI and the VSI Group expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of VSI or the VSI Group either (A) claimed or raised by any authority in writing or (b) as to which any of the directors and officers (and employees responsible for Tax matters) of VSI or the VSI Group had knowledge based upon personal contact with any agent of such authority. Section 2.22(c) of the Disclosure Letter lists all federal, state, local, and foreign income Tax Returns filed with respect to VSI and the VSI Group for taxable periods ended on or after January 1, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that are the subject of audit. Sellers have delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of VSI and the VSI Group since January 1, 1998.

         (d) None of VSI and the VSI Group has waived any statues of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

         (e) Neither VSI nor the VSI Group has made any payments, if obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code ss. 280G. Neither VSI nor the VSI Group has been a United States real property holding corporation within the meaning of Code ss. 897(c)(2) during the applicable period specified in Code ss. 897(c)(1)(A)(ii). VSI and the VSI Group have disclosed on their Federal Tax Return all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code ss. 6666. Neither VSI nor the VSI Group is a party to any Tax allocation or sharing agreement. Neither VSI nor the VSI Group (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the parent of the VSI Group) or (ii) has any liability for the

Taxes of any person or entity (other than under Reg ss. 1.1502-6 or any similar provision of state, local or foreign law), as transferee or successor, by contract, or otherwise.

         (f) Section 2.22(f) of the Disclosure Letter sets forth the following information (with respect to each as of the most recent practicable date): (i) the basis of each of VSI's assets; (ii) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to VSI; and (iii) the amount of any deferred gain or loss allocable to VSI or any member of the VSI Group arising out of any deferred intercompany transactions.

         (g) The unpaid Taxes of VSI and the VSI Group (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing date in accordance with the past custom and practice of VSI and the VSI Group.

         SECTION 2.23 INDEBTEDNESS. LVI represents and warrants that (a) Section 2.23(a) of the Disclosure Letter sets forth a true, complete and correct list of each of the creditors of VSI as of the date hereof and the amount due from VSI to each creditor, (b) except for Indebtedness described on Section 2.23(a) of the Disclosure Letter, VSI has no Indebtedness outstanding at the date hereof,
(c) VSI is not in material default with respect to any outstanding Indebtedness or any instrument relating thereto and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by VSI or the operation of the business of VSI and (d) VSI will have no Indebtedness outstanding as of 10:00 A.M. on the Closing Date. Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to any Indebtedness of VSI have been furnished to Purchaser by LVI.

         SECTION 2.24 OFFICERS AND DIRECTORS, BANK ACCOUNTS, SIGNING AUTHORITY, POWERS OF ATTORNEY. LVI represents and warrants that except as set forth on
Section 2.24(a) of the Disclosure Letter, VSI has no accounts or safe deposit boxes in any bank and no Person has any power, whether singly or jointly, to sign any checks on behalf of VSI, to withdraw any money or other property from any bank, brokerage or other account of VSI or to act under any power of attorney granted by VSI at any time for any purpose. LVI represents and warrants that Section 2.24(b) of the Disclosure Letter also sets forth the names of (a) all incumbent officers and directors of VSI, (b) all persons authorized to borrow money or sign notes on behalf of VSI and (c) all persons holding credit cards of VSI (and specifying the issuer of the card and the card number).

         SECTION 2.25 MINUTE BOOKS, ETC. LVI represents and warrants that except as set forth on Section 2.25 of the Disclosure Letter, the minute books of VSI made available to

Purchaser for inspection accurately record therein all actions taken by the Board of Directors and shareholders of VSI. The stock books of VSI made available to Purchaser or inspection are true, correct and complete.

         SECTION 2.26 BROKER. Sellers have not retained, utilized or been represented by any broker, agent, finder or intermediary in connection with the negotiation or consummation of the transactions contemplated by this Agreement.

         SECTION 2.27 ACCURACY OF REPRESENTATIONS AND WARRANTIES. No representation or warranty by Sellers in this Agreement or in any exhibit or section to the Disclosure Letter contains or will contain any untrue statement of a material fact.

         SECTION 2.28 EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Sellers in this Agreement shall be true in all material respects at Closing Date and shall be deemed to have been made again by Sellers on and as of the Closing Date.

                                    ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Sellers that the statements in this Article 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date.

         SECTION 3.01 ORGANIZATION OF PURCHASER. Purchaser is a limited liability company, validly existing and in good standing under the laws of the State of Louisiana, having all requisite powers and authority to own its property and to carry on its business as it is now being conducted.

         SECTION 3.02 AUTHORITY; ENFORCEABILITY. Purchaser has the full legal right, power and authority to execute, deliver and perform this Agreement and the Transaction Documents to which Purchaser is a party, to perform all of Purchaser's obligations hereunder and thereunder, each in accordance with its respective terms. Each of the Transaction Documents to which Purchaser is a party has been duly executed and delivered by Purchaser, or when executed will be duly executed and delivered by Purchaser and constitutes, or when executed and delivered will constitute a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and equitable principles which may limit the available of certain equitable remedies in certain instances.

         SECTION 3.03 CONSENTS AND APPROVALS; CONFLICTS. No filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby. Neither the execution and delivery of this Agreement by Purchaser, nor the consummation of the transactions contemplated hereby, will violate any of the provisions of the Articles of Organization or Operating Agreement of Purchaser; or conflict with or result in a breach of, or give rise to a right of termination of, or accelerate the performance required by, any terms of any court order, consent decree, note, bond, mortgage, indenture, deed of trust, Lease, license, loan agreement or other instrument or obligation binding on Purchaser or to which Purchaser is subject or a party, or constitute a default thereunder, or result in the creation of any Encumbrance upon any of the assets of Purchaser, except for any such conflict, breach, termination, acceleration, default or Encumbrance which would not have a Material Adverse Effect on (a) the business, assets or financial condition of Purchaser or (b) Purchaser's ability to consummate any of the transactions contemplated hereby.

         SECTION 3.04 INVESTMENT REPRESENTATION. Purchaser, together with its attorneys, accountants and other advisors, possess such Knowledge and experience in financial matters and in matters pertaining to video poker gaming as to be able to evaluate the merits and risks of the purchase of the Stock from Sellers.

         SECTION 3.05 NO REPRESENTATIONS AND WARRANTIES; CONDUCT OF DUE DILIGENCE. Other than the express representations and warranties, covenants and agreements made by Sellers in this Agreement and any of the exhibits and schedules hereto, none of the Sellers, nor any person or entity acting by or on behalf of any of the Sellers has made any representation, warranty, inducement, promise, agreement, assurance or statement, oral or written, of any kind to Purchaser in this Agreement or elsewhere, upon which Purchaser is relying in entering into this Agreement and the transactions contemplated hereby. Purchaser has conducted such investigation and inspection of the business, operations, assets and liabilities, results of operations and financial condition of VSI as Purchaser may have deemed necessary or appropriate for the purpose of entering into this Agreement and the transactions contemplated hereby. In executing this Agreement, Purchaser is relying only on its own investigation of VSI and the accuracy of the express representations and warranties, covenants and agreements made by Sellers in the Transaction Documents, and not on any other representations, warranties, inducements, promises, agreements, assurances, omissions or statements of any kind or nature.

         SECTION 3.06 BROKERAGE FEES. No Person is entitled to any brokerage or finder's fee or other commission from Purchaser in respect of this Agreement or the transactions contemplated hereby.

         SECTION 3.07 SECURITIES ACT REPRESENTATIONS. Purchaser is acquiring the Stock for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Purchaser does not have any present intention of selling, granting any participation in, or otherwise distributing any of the Stock otherwise than pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Stock.

         SECTION 3.08 EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Purchaser in this Agreement shall be true in all respects on the Closing Date and shall be deemed to have been made again by Purchaser on and as of the Closing Date.

                                    ARTICLE 4
                              PRE-CLOSING COVENANTS

         SECTION 4.01 LEGAL REQUIREMENTS. Subject to the conditions set forth in
Article 5 and to the other terms and provisions of this Agreement, each of the Parties to this Agreement agrees to take, or cause to be taken, all reasonable actions necessary to comply promptly with all legal requirements applicable to it with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them. Purchaser and Sellers will take all reasonable actions necessary to obtain, and will cooperate with each other in obtaining, any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private party, required to be obtained or made by it or the taking of any action contemplated by this Agreement.

         SECTION 4.02 ACCESS TO PROPERTIES AND RECORDS. Until the Closing Date, Sellers shall cause VSI to allow Purchaser and its authorized representatives reasonable access, during normal business hours and on reasonable notice, to VSI's properties, offices, vehicles, equipment, inventory and other assets, documents, files, books and records, contracts and other documents in order to allow Purchaser a full opportunity to make such investigation and inspection as it desires of VSI's business and assets. Sellers shall further cause VSI to use reasonable efforts to cause the employees, counsel and regular independent certified public accountants of VSI to be available upon reasonable notice to answer questions of VSI's representatives concerning the business and affairs of VSI, and shall further use reasonable efforts to cause them to make available all relevant books and records in connection with such inspection and examination, including without limitation, work papers for all audits and reviews of financial statements of VSI. Purchaser shall be subject to confidentiality provisions of Article 9.

         SECTION 4.03 CONDUCT OF BUSINESS. LVI covenants and agrees that, from and after the date of this Agreement and until the Closing, except as otherwise specifically consented to or approved by Purchaser in writing:

         (a) Carry on in Regular Course. Sellers shall cause VSI to maintain its owned and leased properties in good operating condition and repair, and to make all necessary renewals, additions and replacements thereto, to carry on its business diligently and substantially in the same manner as heretofore and not make or institute any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation, and to maintain its net working capital and stockholders' equity in a manner consistent with its operations during the twelve-month period prior to the date hereof.

         (b) No General Increases. Other than raises or bonuses granted to employees in connection with annual reviews conducted in accordance with past company practices, Sellers shall not permit VSI to grant any general or uniform increase in the rates of pay of employees of VSI, nor grant any general or uniform increase in the benefits under any bonus or pension plan or other contract or commitment to, for or with any employees; and VSI shall not increase the compensation payable or to become payable to officers, key salaried employees or agents, or increase any bonus, insurance, pension or other benefit plan, payment or arrangement made to, for or with any such officers, key salaried employees or agents.

         (c) No Dividends,  Issuances,  Repurchases, etc. Except as set forth on
Section 4.03(c) of the Disclosure Letter or as otherwise expressly provided in this Agreement or the Disclosure Letter hereto, Sellers shall not permit VSI to declare or pay any dividends (whether in cash, shares of stock or otherwise) on, or make any other distribution in respect of, any shares of its capital stock, or issue, purchase, redeem or acquire for value any shares of its capital stock or any options or other rights related thereto.

         (d) Contracts and Commitments. Sellers shall not permit VSI to enter into any contract or commitment or engage in any transaction not in the usual and ordinary course of business or not consistent with the customary business practices of VSI.

         (e) Purchase and Sale of Assets. Sellers shall not permit VSI to purchase any capital asset with a market value in excess of $5,000, or any capital assets of market value aggregating in excess of $10,000 unless done so in the ordinary course of business. Sellers shall not permit VSI to sell or otherwise dispose of any capital asset.

         (f) Insurance. Sellers shall cause VSI, to the best Knowledge of Sellers, to maintain up until the Closing Date with financially sound and reputable insurance companies, funds or underwriters, adequate insurance (including without limitation the insurance described on Section 2.14 of the Disclosure Letter) of the kinds, covering such risks and in such amounts and with such deductibles and exclusions as are consistent with prudent business practice.

         (g) Preservation of Organization. Sellers shall cause VSI to use all reasonable efforts to preserve its business organization intact, and to preserve for Purchaser the present relationships of VSI's suppliers and customers and others having business relations with VSI.

         (h) No Default. Sellers shall not permit VSI to do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any contract, commitment or obligation of VSI or which might jeopardize any of the Licenses.

         (i) Compliance with Laws. Sellers shall cause VSI to comply with all laws, regulations and orders applicable with respect to its business.

         (j) Advice of Change. Sellers will promptly advise Purchaser in writing of any Material Adverse Effect.

         (k) No Shopping. Sellers will not, prior to the Closing Date or Termination of this Agreement pursuant to Section 7.01, and will not permit any of their respective Affiliates or VSI to, negotiate for, solicit or enter into any agreement with respect to the sale or transfer of any shares of Stock or any substantial portion of the assets of VSI or any merger or other business combination of VSI to or with any Person other than Purchaser.

         SECTION 4.04 PUBLIC STATEMENTS. Prior to the Closing Date, none of the Parties to this Agreement shall, and each party shall use all reasonable efforts so that none of its or his advisors, officers, directors or employees shall, except with the prior written consent of the other Parties, publicize, announce or describe to any third person, except their respective advisors and employees, the execution or terms of this Agreement, the Parties hereto or the transactions contemplated hereby, except as required by law, applicable gaming authorities, the rules of the New York Stock Exchange, the Nasdaq Stock Market, the rules and regulations of the SEC, or as required pursuant to this Agreement to obtain the consent of such third person.

                                    ARTICLE 5
                               CLOSING CONDITIONS

         SECTION 5.01 CONDITIONS APPLICABLE TO ALL PARTIES. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or, where permissible, waiver by such party of the following conditions at or prior to the Closing Date:

         (a) No statute, rule, regulation, executive order, decree, preliminary or permanent injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity which prohibits or restricts the consummation of the transactions contemplated by this Agreement, and no action, suit, claim or proceeding by a state or federal Governmental Entity before any court or other Governmental Entity shall have been commenced and be pending which seeks to prohibit or restrict the consummation of the transactions contemplated by this Agreement.

         (b) The transactions under the Asset Purchase Agreement entered into August 31, 2004 between Churchill Downs Incorporated and Fair Grounds Corporation, as amended, shall have closed; provided, however, that the obligations of Purchaser to consummate the transaction contemplated by this Agreement shall not be subject to this condition to the extent that such transaction does not close based on any action of Purchaser which constitutes a breach of that agreement.

         (c) The Parties shall have agreed upon and executed a Flow of Funds Memorandum that details the payment instructions and wiring information for all of the payments due pursuant to Section 1.03 and Section 1.06.

         SECTION 5.02 CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions unless waived by Purchaser:

         (a) The representations and warranties of Sellers, as set forth in this Agreement, shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Sellers shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, including the delivery of all closing items for the benefit of Purchaser.

         (b) All consents and approvals of third parties necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained on reasonable commercial terms and conditions. Sellers shall obtain all necessary permits, authorizations, consents and approvals required by Governmental Entities prior to the Closing Date, other than permits, authorized consents and approvals, the lack of which will not have a Material Adverse Effect.

         (c) There shall not have been any material damage to or loss or destruction of any properties or assets owned or leased by VSI that would cause a Material Adverse Effect.

         (d) There shall be no mortgages, unsatisfied judgments, or pending litigation with any claim for injunctive relief or for damages in excess of $10,000 filed against VSI and there shall be no mortgages or liens against the Stock.

         (e) LVI shall have delivered to Purchaser an accurate, complete and up-to-date aging of all of the accounts receivable of VSI which existed as of a date that is not more than two days prior to the Closing Date.

         (f) All corporate and other approvals required to be obtained by Sellers in connection with the transactions contemplated by the Transaction Documents and the form and substance of all certificates and other documents delivered hereunder shall be reasonably satisfactory in form and substance to Purchaser.

         (g) All of the directors and officers of VSI shall have resigned their positions with VSI effective as of the Closing other than Fred Bergquist, and prior thereto shall have executed appropriate releases of VSI and such appropriate documents with respect to the transfer or establishment of bank accounts, signing authority, etc., as Purchaser shall have reasonably requested.

         (h) Sellers shall have delivered to Purchaser:

                  (i) a Certificate of Good Standing, issued by the Secretary of State of the State of Louisiana evidencing VSI's corporate good standing in such state;

                  (ii) a copy of the Articles of Incorporation and By-laws of VSI (each as amended to date) and an incumbency certificate listing the officers and directors of VSI, each duly certified by an officer of VSI;

                  (iii) the minute books, stock certificate and transfer books, corporate seal and other corporate records of VSI;

                  (iv) a consent from the spouse of each individual Seller, duly executed and in the form of Exhibit "G" (the "SPOUSAL CONSENT");

                  (v) all keys and authorizations for transfer of VSI's post office boxes;

                  (vi) all funds required to be delivered or paid by Sellers at the Closing; and

                  (vii) a certificate of a duly authorized officer of LVI, dated as of the Closing Date, certifying as to the incumbency of any person executing this Agreement or any certificate or other document delivered in connection with this Agreement on behalf of LVI and certifying such other matters as Purchaser reasonably requests.

         (i) Sellers shall have delivered to Purchaser in writing, at and as of the Closing, a certificate duly executed by Sellers, in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel, certifying that the conditions in each of Sections 5.02(a) - (h) have been satisfied.

         SECTION 5.03 CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions unless waived by all
Sellers:

         (a) The representations and warranties of Purchaser as set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Purchaser shall have performed in all material respects all obligations required to be performed by it in this Agreement at or prior to the Closing Date, including the delivery of all closing items for the benefit of Sellers.

         (b) Sellers shall have received a certificate of a duly authorized officer of Purchaser, dated as of the Closing Date, certifying as to the incumbency of any person executing this Agreement or any certificate or other document delivered in connection with this Agreement and certifying such other matters as Sellers shall reasonably request.

         (c) Purchaser shall have paid (i) the Sellers the Purchase Price pursuant to the percentages and wire instructions set forth on Section 1.02 of the Disclosure Letter, (ii) the Sellers the Bankroll Amount PLUS the Reimbursements PLUS $5,000 in petty cash by (A) making wire transfers of the Bankroll Amount MINUS the Undeposited Net Win PLUS the Reimbursements PLUS $5,000 in petty cash MINUS $500,000 as of the Closing to the

Sellers in the percentage allocation set forth on Section 1.06 of the Disclosure Letter, (B) writing and delivering a check to each of the Sellers for writing and delivering a check to each of the Sellers for the Seller's share of the Undeposited Net Win in the percentage allocation set forth in Section 1.06 of the Disclosure Letter, and (C) making a wire transfer of $500,000 as of the Closing to the Escrow Agent.

         (d) All corporate and other approvals required to be obtained by Purchaser in connection with the transactions contemplated by the Transaction Documents and the form of all certificates and other documents delivered hereunder shall be reasonably satisfactory to LVI.

         (e) The suit entitled Fair Grounds Corporation and Finish Line Management Corp. v. Video Services, Inc. in U.S. Bankruptcy Court, Eastern District of Louisiana, shall have been dismissed with prejudice.

         (f) Purchaser shall have delivered to Sellers, in writing, at and as of the Closing, a certificate duly executed by Purchaser, in form and substance reasonably satisfactory to Sellers and Sellers' counsel, certifying that the condition in each of Sections 5.03 (a) - (e) have been satisfied.

                                    ARTICLE 6
                             POST-CLOSING COVENANTS

         The Parties agree as follows with respect to the period following the Closing Date:

         SECTION 6.01 GENERAL. In case, at any time after the Closing Date, any further action is necessary to carry out the purposes of this Agreement (specifically but without limitation those matters required to satisfy Section 5.01), each of the Parties will take such further action as any other party reasonably may request.

         SECTION 6.02 EMPLOYEE RETENTION.

         (a) Purchaser may, in its discretion, offer employment to any employees of VSI, but it is under no obligation to offer employment to any employee of VSI. Sellers shall be responsible for all payroll, vacation pay, sick pay, severance pay and other benefits and obligations owed to or accrued to any employee of VSI as of the Closing Date. Sellers shall use all reasonable efforts to cause all employees of VSI to return to VSI all company property, including credit cards. With respect to any employee of VSI who is not retained by Purchaser, Sellers shall be responsible for any severance expenses and all other contractually or legally imposed obligation and liabilities, including without limitation any requirements, if applicable, of the Worker's Adjustment and Retraining Notification Act of 1988 ("WARN ACT"). With respect to such employees, Sellers will comply fully with the WARN Act and hold Purchaser harmless against liabilities that arise out of its violation by Sellers. With respect to any termination or layoff by Purchaser of employees after the Closing Date, Purchaser will comply fully with the WARN Act and hold Sellers harmless against liabilities that arise out of such termination by Purchaser.

         (b) Notwithstanding anything in this Section 6.02 to the contrary, from the Closing Date to the first anniversary of the Closing Date, Purchaser shall, or shall cause VSI to, provide Fred Bergquist and Leslie Hepting, salaries and wages at no less than the levels of such salaries and wages paid to them immediately prior to the Closing Date, and bonus opportunities and employee benefits that are the same as those provided to other similarly situated employees of Purchaser and its affiliates.

         SECTION 6.03 NON-COMPETITION; NON-SOLICITATION.

         (a) For a period of two years from the Closing Date, Alliance and the other Sellers shall not, and Alliance shall cause its subsidiaries, successors and assigns, not to:

                  (i) carry on or engage in a business similar to that of the Business in the Louisiana parishes of Orleans, Jefferson, Lafourche, St. Bernard, St. Charles, St. John the Baptist, St. Tammany, and Terrebonne; pursuant to this obligation, Alliance shall not directly or indirectly own, operate, manage, control or participate in the ownership, management, operation or control, or be paid or employed by, or otherwise become associated with, affiliated with or provide assistance to, whether as a consultant, independent contractor, shareholder, partner, agent, associate, principal, representative or in any other capacity, any business entity that directly or indirectly competes with the Business; or

                  (ii) not directly or indirectly, for itself or on behalf of any other person or entity, solicit or induce any person, firm, corporation or other entity who is, was or had been a customer of the Business, or any prospective customer of the Business, to transfer or divert their patronage or business from the Business to any other entity engaged in a business that directly or indirectly competes with the Business in the Louisiana parishes of Orleans, Jefferson, Lafourche, St. Bernard, St. Charles, St. John the Baptist, St. Tamman, and Terrebonne; or

                  (iii) solicit the employment of any employee of Purchaser or, after the Closing, VSI, unless (A) such employee resigns voluntarily (without any solicitation from Alliance or any of its subsidiaries, successors and assign), or (B) Purchaser consents in writing to such solicitation, or (C) such employee is terminated by his or her employer or the Purchaser after the Closing Date.

         (b) In the event any provision set forth in Section 6.03(a) of this Agreement should be deemed unenforceable under controlling law, Alliance and the Purchaser agree that such provision shall be reformed by the court to permit enforcement of such provision to the maximum extent permitted under applicable law. Alliance acknowledges that its breach or threatened or attempted breach of its obligations under Section 6.03(a) of this Agreement will cause irreparable harm to the Purchaser not compensable by monetary damages alone and that the Purchaser shall be entitled, in addition to all other available remedies, to temporary and permanent injunctive relief without being required to prove irreparable harm or furnish any bond of other security.

         (c) Notwithstanding anything in this Section 6.03 to the contrary, nothing contained in this Agreement shall prohibit Alliance or any of its subsidiaries, successors and assigns from:

                  (i) purchasing and holding as an investment not more than 5% of any class of the issued and outstanding and publicly traded (on a recognized national or regional securities exchange or in the over-the-counter market) security of any corporation, partnership or other business entity that conducts a business in competition with the Business; or

                  (ii) the placement, distribution and advertising by Alliance and its Affiliates through sales or leases in the ordinary course of their business of gaming devices, systems or games under participation agreements or daily fee arrangements, or in wide area progressive networks under authority of the Louisiana licenses held by Alliance or its Affiliates, or other activities of a distributor or manufacturer of gaming devices or systems, so long as Alliance or its Affiliates perform the customary activities of a distributor or manufacturer of gaming devices or systems or an operator of an inter-casino linked system.

         (d) Notwithstanding anything in this Section 6.03 to the contrary, the provisions of this Section 6.03 shall not be deemed to be violated in the event that a Change of Control of Alliance, causes Alliance or its successor entity to compete with the Business as conducted on the Closing Date if (i) the Company or entity causing the Change of Control was already competing with the Business prior to such Change of Control and (ii) the consummation of such Change of Control occurs at least six months after the Closing Date.

         (e) Notwithstanding anything in this Section 6.03 to the contrary, nothing contained in this Agreement shall prohibit the Sellers from purchasing and holding as an investment not more than 5% of any class of the issued and outstanding and publicly traded (on a recognized national or regional securities exchange or in the over-the-counter market) security of any corporation, partnership or other business entity that conducts a business in competition with the Business.

         (f) Notwithstanding anything in this Section 6.03 to the contrary, nothing contained in this Agreement shall prohibit Steven M. Rittvo from engaging in the business of consulting, providing financial advice and capital raising activities for entities in the gaming industry (provided that Mr. Rittvo does not acquire any ownership interest in connection with any such capital raising activities), including but not limited to operating his current businesses, The Innovation Group, Innovation Capital, L.L.C. and Urban

Systems, Inc., and any new businesses which he may form to offer consulting services, providing financial advice and capital raising activities for gaming entities in the state of Louisiana.

         SECTION 6.04 ALLIANCE GAMING CORPORATION 401K PROFIT SHARING PLAN. LVI covenants to take such action to remove VSI as a participating employer under the Alliance Gaming Corporation 401(k) Savings Plan (the "ALLIANCE PLAN"). LVI agrees to take all action so that all employees of VSI who are participants in the Alliance Plan and are actively employed by VSI on the Closing Date shall be 100 percent vested in their account balances under the Alliance Plan.

                                    ARTICLE 7
                            TERMINATION AND AMENDMENT

         SECTION 7.01 TERMINATION. This Agreement may be terminated and may be abandoned at any time prior to the Closing Date:

         (a) By unanimous mutual consent of Purchaser and all Sellers;

         (b) By Purchaser if (i) there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Sellers and such breach shall not have been cured prior to the latest of (A) ten (10) days following notice of such breach (provided that if such breach cannot be cured within 10 days with the exercise of reasonable diligence, then Seller shall have such additional time to cure such breach), and (B) the Closing Date; or (ii) any permanent injunction or other order of a court or other competent Governmental Entity preventing the transactions contemplated by this Agreement shall have become final and non-appealable;

         (c) By Sellers if (i) there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Purchaser, and such breach shall not have been cured prior to the latest of (A) ten (10) days following notice of such breach (provided that if such breach cannot be cured within 10 days with the exercise of reasonable diligence, then Purchaser shall have such additional time to cure such breach) and (B) the Closing Date; or (ii) any permanent injunction or other order of a court or other competent Governmental Entity preventing the transactions contemplated by this Agreement shall have become final and non-appealable; or

         (d) By Purchaser or Sellers if the transactions contemplated by this Agreement shall not have been consummated on or before December 15, 2004; provided, that the right to terminate this Agreement under Section 7.01(d) shall not be available to any party whose breach of its representations and warranties in this Agreement or whose failure to perform any of its covenants and agreements under this Agreement has resulted in the failure of the transactions contemplated by this Agreement to occur on or before such date.

         SECTION 7.02 EFFECT OF TERMINATION. In the event of a termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no liability or obligation under any provisions hereof on the part of Purchaser or Sellers, except (a) pursuant to the covenants and agreements contained in Section 10.01 and (b) to the extent that such termination results from the willful material breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, in which case the non-breaching party shall have a right to recover its damages caused thereby as limited by Article 9 hereof.

         SECTION 7.03 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

         SECTION 7.04 EXTENSION; WAIVER. At any time prior to the Closing Date, Purchaser and Sellers may, in their respective sole discretion and to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the Parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant thereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by or on behalf of such Party.

                                    ARTICLE 8
                                   TAX MATTERS

         SECTION 8.01 ADDITIONAL DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

         "PRE-CLOSING PERIOD" means any taxable period that ends on or before the Closing Date.

         "POST-CLOSING PERIOD" means any taxable period that ends after the Closing Date.

         "TAX RETURN" means any return, declaration, report, claim for refund, information return, statement or other document (including any related or supporting estimates, elections, schedules, statements, attachments or information) filed or required to be filed in connection with the determination assessment or collection of any Tax or the administration of any law, regulation or administrative requirements relating to any Tax, and including any amendments thereto.

         SECTION 8.02 PREPARATION AND FILING OF TAX RETURNS.

         (a) LVI will be responsible for preparing and filing (or causing the preparation and filing) of all VSI Tax Returns for any Pre-Closing Period. Any such Tax Return shall be prepared in a manner consistent with the prior practices and positions of VSI in the preparation of its Tax Returns, as determined in the good faith judgment of Sellers; PROVIDED, HOWEVER, that in all events such Tax Returns shall be prepared in a manner consistent with applicable law. Sellers shall permit Purchaser to review and comment on each such Tax Return prior to filing and shall make such revisions to such Tax Returns as Sellers deem acceptable in their sole and absolute discretion. Purchaser and Sellers shall cooperate (each at their own expense) in the preparation and filing of any Tax Returns referred to in this clause (a). On or before the due date of such Tax Returns, Sellers shall pay (or advance to Purchaser or VSI the funds to pay), all Taxes arising with respect to such Tax Returns. Sellers shall be responsible for all Taxes and additions, including all assessments, interest, penalties and fines, for all Tax periods within the Pre-Closing Period, including without limitation for Taxes of any entity other than VSI which are required to be paid by VSI. Should there be a refund on any Tax Return due VSI with regard to the Pre-Closing Period, the net amount of such refund after deduction of any expenses incurred by VSI and Purchaser directly related to the cost associated with obtaining the refund shall be paid to Sellers.

         (b) Purchaser shall be responsible for preparing and filing all VSI Tax Returns for any Post-Closing Period. Any such Tax Returns shall be prepared in a manner consistent with the prior practices and positions of VSI in the preparation of its Tax Returns, as determined in the good faith judgment of Purchaser; provided, however, that in all events such Tax Returns shall be prepared in a manner consistent with applicable law. For any Post-Closing Period which includes any period prior to the Closing, Purchaser shall permit Sellers to review and comment on such Tax Return prior to filing and shall make such revisions to such Tax Return as Purchaser deems acceptable in its sole and absolute discretion. Sellers shall not be responsible for any Taxes for any Tax period which begins after the Pre-Closing Period. For any Tax period in the Post-Closing Period which begins prior to the Closing, Sellers shall be responsible for those Taxes attributable to that portion of the Tax period prior to and through the Closing Date.

         SECTION 8.03 SELLERS' CONTEST RIGHTS. Sellers shall have the sole right (but not the obligation) to control, defend, settle, compromise or prosecute in any manner any audit, examination, investigation, hearing or other proceeding with respect to any Tax Return of VSI involving only Pre-Closing Periods. Sellers shall not settle, compromise or abandon without Purchaser's prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, any issue within Sellers' control under the preceding sentence. In addition, (a) Sellers shall keep Purchaser duly informed of any proceedings with respect to a Pre-Closing Period in a timely manner and (b) Purchaser (or its properly authorized representative) shall be entitled to receive in a timely manner copies of all correspondence and documents relating to such proceedings and may, at its option, observe such proceedings (including any associated meetings or conferences) and participate (at its own expense) in such proceedings.

         SECTION 8.04 PURCHASER'S CONTEST RIGHTS. Except as expressly provided in Section 8.03, Purchaser shall have the sole right (but not the obligation) to control, defend, settle, compromise, or prosecute in any manner an audit, examination, investigation, hearing or other proceeding with respect to any Tax Return of VSI that relate to (a) only Post-Closing Periods, or (b) both Pre-Closing and Post-Closing Periods; provided, however, that Taxes or Tax issues for a Pre-Closing Period may not be settled or compromised without the prior written consent of Sellers, which consent shall not be unreasonably withheld, conditioned or delayed. In addition, (i) Purchaser shall keep Sellers duly informed of any proceedings in connection with a Pre-Closing Period in a timely manner and (ii) Sellers (or their properly authorized representatives) shall be entitled to receive in a timely manner copies of all correspondence and documents relating to such proceedings and may, at their option, observe such proceedings (including any associated meetings or conferences).

         SECTION 8.05 NOTIFICATION REQUIREMENTS.

         (a) Purchaser shall promptly forward to Sellers all written notifications and other written communications from any Tax authority received by Purchaser or VSI relating to any Pre-Closing Period of VSI. Purchaser shall execute or cause to be executed any power of attorney or other document or take such actions as required by Sellers to enable Sellers to take any action Sellers reasonably deem appropriate with respect to any proceedings relating to any Pre-Closing Period.

         (b) Sellers shall promptly forward (or cause to be forwarded) to Purchaser all written notifications and other written communications from any Tax authority received by Sellers relating to any Post-Closing Period of VSI. Sellers shall execute or cause to be executed any power of attorney or other document or take such actions as requested by Purchaser to enable Purchaser to take any action Purchaser reasonably deems appropriate with respect to any proceedings relating to any Post-Closing Period of VSI.

         SECTION 8.06 COOPERATION. Subject to Section 8.07, the Parties shall each at their own expense cooperate with, and make available to, each other such Tax data and other information as may be reasonably required in connection with
(a) the preparation or filing of any Tax Return, election, consent, or certification, or any claim for refund, (b) any determinations of liability of Taxes, or (c) an audit, examination or other proceeding with respect to Taxes ("TAX DATA"). Such cooperation shall include, without limitation, making their respective employees and independent auditors or accountants reasonably available on a mutually convenient basis for all reasonable purposes, including, without limitation, to provide explanations and background information and to permit the copying of books, records, schedules, workpapers, notices, revenue agent reports, settlement or closing agreements and other documents containing the Tax Data ("TAX DOCUMENTATION"). Notwithstanding the foregoing, Purchaser shall not be obligated to provide to Sellers any Tax Data or Tax Documentation for Tax periods commencing after the Closing Date, unless specifically requested by Sellers in connection with a Tax matter for which Sellers are responsible.

         SECTION 8.07 RETENTION OF DATA AND DOCUMENTATION. The Tax Data and the Tax Documentation shall be retained by VSI until one year after the expiration of all applicable statutes of limitations (including extensions thereof); provided, however, that in the event an audit, examination, investigation or other proceeding has been instituted prior to the expiration of an applicable statute of limitations, the Tax Data and Tax Documentation relating thereto shall be retained by VSI until there is a final determination thereof (and the time for any appeal has expired). VSI covenants to provide access and copies any of such materials as promptly as practicable upon request to any of the Sellers.

         SECTION 8.08 TAX AUDIT COSTS. Sellers shall be responsible in the percentages set forth on Section 1.06 of the Disclosure Letter for paying all costs and fees incurred with respect to any proceedings described in Section
8.03 (except for those costs and fees incurred directly by Purchaser) and Purchaser shall be responsible for paying all costs and fees incurred with respect to any proceedings described in Section 8.04 (except for those costs and fees incurred directly by Sellers).

         SECTION 8.09 TAX SHARING AGREEMENTS. Any tax sharing agreement between VSI and any other entity is terminated as of the Closing Date and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

         SECTION 8.10 RETURNS FOR PERIODS THROUGH THE CLOSING DATE. Sellers will include the income of VSI (including any deferred income triggered into income by Reg. ss. 1.1502-3 and any excess loss accounts taken into income under Reg ss. 1.1502-19) on the VSI Group's consolidated federal income Tax Returns for all periods through the Closing Date and pay any federal income Taxes attributable to such income. Sellers will take no position or cause to be taken any position on such returns that would adversely affect VSI after the Closing Date. The income of VSI will be apportioned to the period up to and including the Closing Date and the period after the Closing Date by closing the books of VSI as of the end of the Closing Date.

         SECTION 8.11 CARRYBACKS. Sellers will immediately pay to Purchaser any Tax refund (or reduction in Tax liability) resulting from a carryback of any post acquisition Tax attribute to VSI into the VSI Group's consolidated Tax Return, when such refund or reduction is received. Sellers will cooperate with VSI in obtaining such refunds (or reductions in Tax liability), including through the filing of amended Tax Returns or refund claims.

         SECTION 8.12 RETENTION OF CARRYOVERS. Sellers will not elect to retain any net operating carryovers or capital loss carryovers of VSI under Reg. ss. 1.1502-20(g).

                                    ARTICLE 9
                            INDEMNIFICATION; REMEDIES

         SECTION 9.01 INDEMNIFICATION BY SELLERS. Except as otherwise expressly provided in this Article 9, LVI (and Alliance jointly, severally, and solidarily with LVI) and the other Sellers severally shall defend, indemnify and hold harmless Purchaser and its officers, directors, employees, affiliates, successors and assigns (collectively, "PURCHASER'S INDEMNIFIED PERSONS"), for its own acts and shall reimburse Purchaser or Purchaser's Indemnified Persons, for, from and against each and every demand, claim, action, loss (which shall include any diminution in value), liability, judgment, damage, cost and expense (including, without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, "LOSSES") imposed on or incurred by Purchaser or Purchaser's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any material inaccuracy in a representation or warranty made by such Seller in this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto in any respect whether or not Purchaser or Purchaser's Indemnified Persons relied thereon or had Knowledge thereof or (b) any material breach or nonperformance of any covenant, agreement or other obligation of such Seller or any certificate, document or other instrument delivered or to be delivered pursuant hereto; this indemnification obligation set forth herein shall be subject to the following:

                  (i) No amount shall be payable by any Seller pursuant to this Section 9.01, unless and until the aggregate amount of Losses actually suffered or incurred by Purchaser exceeds $100,000.00 ("SELLERS' INDEMNITY BASKET") and then each Seller, as applicable, shall indemnify Purchaser for such Losses including the Sellers' Indemnity Basket; notwithstanding anything in the foregoing to the contrary, Sellers' Indemnity Basket shall not apply to any claim by Purchaser for indemnity based upon there being any Indebtedness outstanding at the Closing and Sellers shall be obligated to indemnify Purchaser for all Losses resulting from there being any Indebtedness outstanding at the Closing; and

                  (ii) The maximum indemnity obligation of all Sellers, collectively, shall not exceed $2,000,000.00.

         SECTION 9.02 INDEMNIFICATION BY PURCHASER. Except as otherwise expressly provided in this Article 9, Purchaser shall defend, indemnify and hold harmless each Seller, LVI's officers, directors, employees, affiliates, successors and assigns (collectively, "LVI'S INDEMNIFIED PERSONS") and shall reimburse Sellers or LVI's Indemnified Persons, for, from and against all Losses imposed on or incurred by Sellers or LVI's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of: (a) any material inaccuracy in any representation or warranty of Purchaser in this Agreement or any certificate, document or other instrument delivered or to be delivered pursuant hereto in any respect whether or not Sellers' or LVI's Indemnified Persons relied thereon or had Knowledge thereof or (b) any material breach or nonperformance of any covenant, agreement or other obligation of Purchaser or any certificate, document or other instrument delivered or to be delivered pursuant hereto; this indemnification obligation set forth herein shall be subject to the following:

                  (i) No amount shall be payable by Purchaser pursuant to this Section 9.02, unless and until the aggregate amount of losses actually suffered or incurred by Sellers and LVI's Indemnified Persons exceeds $100,000.00 ("PURCHASER'S INDEMNITY BASKET") and then Purchaser shall indemnify Sellers and LVI's Indemnified Persons for such losses including the Purchaser's Indemnity Basket.

                  (ii) The maximum indemnity obligation of Purchaser shall not exceed $2,000,000.00.

         SECTION  9.03 NOTICE AND DEFENSE OF THIRD  PARTY  CLAIMS.  If any third party
demand,  claim,  action or  proceeding  shall be brought or asserted  under this
Article 9 against an indemnified person or any successor thereto (the "INDEMNIFIED PERSON") in respect of which indemnity may be sought under this
Article 9 from an indemnifying person or any successor thereto (the "INDEMNIFYING PERSON"), the Indemnified Person shall give prompt written notice thereof to the Indemnifying Person who shall have the right to assume its defense, including the hiring of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; except that any delay or failure to so notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations under this Article 9 only to the extent, if at all, that it is prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing actions, claims or Proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless both the Indemnified Person and the Indemnifying Person are named as parties and the Indemnified Person shall in good faith determine that representation by the same counsel is inappropriate. In the event that the Indemnifying Person, within ten (10) days after notice of any such action or claim, does not assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such action, claim or proceeding for the account of the Indemnifying Person, subject to the right of the Indemnifying Person to assume the defense of such action, claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article 9 to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior consent, settle or compromise any action, claim or proceeding or consent to the entry of judgment with respect to any action, claim or proceeding for anything other than money damages paid by the Indemnifying Person. The Indemnifying Person may, without the Indemnified Person's prior consent, settle or compromise any such action, claim or proceeding or consent to entry of any judgment with respect to any such action, claim or proceeding that requires solely the payment of money damages by the Indemnifying Person and that includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Person from all liability in respect of such action, claim or proceeding.

         SECTION 9.04 EXCLUSIVE REMEDY. The Parties acknowledge and agree that the foregoing indemnification provisions in this Article 9 shall be the exclusive remedy of the Sellers and Purchaser whether in contract, tort or other applicable law, with respect to the transactions contemplated by this Agreement.

                                   ARTICLE 10
                                  MISCELLANEOUS

         SECTION 10.01 CONFIDENTIALITY. Until the Closing Date and subsequent to the termination of this Agreement pursuant to Section 7.01, Purchaser will keep confidential and will not disclose to any third party any information obtained by it from Sellers in connection with this Agreement, except (a) that information may be disclosed by Purchaser to its advisors in connection with the negotiation of and the activities conducted pursuant to this Agreement, (b) to the extent that such information is or becomes generally available to the public through no act or omission of Purchaser in violation of this Agreement, (c) as may be ordered by any court or other governmental body having authority to compel such disclosure, or (d) as otherwise required by applicable law, applicable gaming authority, the rules of the New York Stock Exchange and the Nasdaq Stock Market or the rules and regulations of the SEC.

         SECTION 10.02 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         (a) The representations and warranties in this Agreement (or in any exhibit hereto) or in any instrument delivered pursuant to this Agreement shall survive for two (2) years after Closing.

         (b) The agreements and covenants provided for in this Agreement (or in any exhibit or schedule hereto) shall survive the Closing for the period provided in such covenant; provided however if no such period is provided, such covenant or agreement shall survive for forty-two (42) months after Closing; provided further that the agreements and covenants provided for in Article 8 shall survive until the expiration of the applicable statute of limitation. The agreements provided for in any other instruments delivered pursuant to this Agreement shall survive the Closing in accordance with the terms of such instruments.

         SECTION 10.03 NOTICES. All notices hereunder must be in writing and shall be deemed to have been given upon receipt of delivery by: (a) personal delivery to the designated individual, (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefore) or (d) facsimile transmission with confirmation of receipt. All such notices must be addressed as follows or to such other addresses as to which any party hereto may have notified the others in writing:

         If to Purchaser, then to:

                  c/o Churchill Downs Incorporated
                  700 Central Avenue
                  Louisville, Kentucky  40208
                  ATTN: Rebecca C. Reed
                  Fax number:   502-636-4439

         With a copy to:

                  Wyatt, Tarrant & Comb, LLP
                  500 West Jefferson Street
                  Louisville, Kentucky  40202
                  ATTN: Robert A. Heath
                  Fax number: 502-589-0309

         If to Sellers, then to:

                  Steven M. Rittvo
                  P. O. Box 2210
                  New Orleans, LA 70176
                  Fax number: (504) 523-5522

                  Ralph Capitelli
                  1100 Poydras St., Suite 2950
                  New Orleans, LA 70163
                  Fax number: (504) 582-2422

                  T. Carey Wicker III
                  1100 Poydras St., Suite 2950
                  New Orleans, LA 70163
                  Fax number: (504) 582-2422

         With a copy to:

                  David J. Lukinovich
                  5740 Citrus Blvd., Suite 102
                  Harahan, LA 70123
                  Fax Number: (504) 818-0408

         If to LVI, then to:

                  Robert L. Saxton
                  Louisiana Ventures, Inc.
                  c/o Alliance Gaming Corporation
                  6601 S. Bermuda Rd.
                  Las Vegas, NV  89119
                  Fax number: (702) 270-7679

         With a copy to:

                  Daniel K. Rester
                  Adams and Reese, LLP
                  451 Florida St., 19th Floor
                  Bank One Center
                  Baton Rouge, LA  70801
                  Fax Number: (225) 336-5220

         SECTION 10.04 HEADINGS; GENDER. When a reference is made in this Agreement to a section, exhibit or schedule, such reference shall be to a section, exhibit or schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural and vice versa, whenever and as often as may be appropriate.

         SECTION 10.05 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents, exhibits, and instruments referred to herein), and the other Transaction Documents (a) constitute the entire agreement and supersede all prior agreements, understandings and communications, both written and oral, between Sellers on the one hand and Purchaser on the other hand with respect to the subject matter hereof, and (b) are not intended to confer upon any person other than the Parties hereto and VSI any rights or remedies hereunder.

         SECTION 10.06 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana without regard to any applicable principles of conflicts of law.

         SECTION 10.07 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties.

         SECTION 10.08 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible, and in any such case such term or provision shall be deemed amended to the extent necessary to make it no longer invalid, illegal or unenforceable.

         SECTION 10.09 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same document. Fax signatures will be valid and deemed original for all purchases under this Agreement.

         SECTION 10.10 EXPENSES. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accounts, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such cost and expenses, whether or not the Closing shall have occurred. No Party shall remit any brokerage fees in connection with this Agreement.

         SECTION 10.11 AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Purchaser and Sellers' Representatives. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         SECTION 10.12 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         SECTION 10.13 UNDERSTANDING. The Parties stipulate and agree that at all times during the course of the negotiations surrounding the execution and delivery of this Agreement, they, to the extent deemed necessary or advisable in their sole discretion, have been advised and assisted by competent counsel of their own choosing and that they have been fully advised by such counsel of the effect of each term, condition, provision and stipulation contained herein.

         SECTION 10.14 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The hearings for any such arbitration shall be held in New Orleans, Louisiana.

                                   ARTICLE 11
                                   INTERVENORS

         SECTION 11.01 SPOUSAL CONSENT. LEE RETZGER RITTVO, wife of Steven M. Rittvo, LINDA CAPITELLI, wife of Ralph Capitelli, and FREDERICKA WICKER, wife of
T. Carey Wicker III, each acknowledges and declares that she intervenes and appears herein for the express purpose of joining in the sale of the Stock by her respective husband and hereby expressly consents to this Stock Purchase Agreement. Each represents that she has duly executed the Spousal Consent.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed themselves or by their respective duly-authorized officers as of the date first above written.

                                      PURCHASER:

                                      CHURCHILL   DOWNS   LOUISIANA
                                      VIDEO  POKER  COMPANY, L.L.C.


                                      BY:/s/ M.E. MILLER
                                      Title: TREASURER



                                      SELLERS:

                                      /s/ STEVEN M. RITTVO
                                      STEVEN M. RITTVO


                                      /s/ RALPH CAPITELLI
                                      RALPH CAPITELLI


                                      /s/ T. CAREY WICKER III
                                      T. CAREY WICKER III


                                      LOUISIANA VENTURES, INC.


                                      By:/s/ ROBERT L. SAXTON
                                           Robert L. Saxton


                                      INTERVENORS:


                                      /s/ LEE RETZGER RITTVO
                                      LEE RETZGER RITTVO


                                      /s/ LINDA CAPITELLI
                                      LINDA CAPITELLI

                                      /s/ FREDERICKA WICKER
                                      FREDERICKA WICKER


                                      FOR PURPOSES OF SECTION 6.03
                                      AND SECTION 9.01:

                                      ALLIANCE GAMING CORPORATION


                                      By:/s/ ROBERT L. SAXTON
                                      Title:EXEC VICE PRESIDENT

                                  EXHIBIT INDEX


Exhibit A -          Operating Agreement dated March 9, 1992 Addendum
                     dated November 9, 1995 Second Addendum dated November
                     1, 2001 Third Addendum dated December 4, 2001 Fourth
                     Addendum dated April 30, 2003

Exhibit B -          Form of Escrow Agreement

Exhibit C -          Adam and Reese LLP Opinion

Exhibit D -          LHBPA Release

Exhibit E -          Krantz Release

Exhibit F -          Withdrawal of Objection to Assignment

Exhibit G -          Spousal Consent

Exhibits and schedules to the Stock Purchase Agreement have been intentionally omitted because they are not material. The registrant agrees to furnish such omitted exhibits and schedules supplementally to the Commission upon request.

                                       44